As filed with the Securities and Exchange Commission on December 15, 1995

                                                   Registration No. ___________

                        SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            CURTISS-WRIGHT CORPORATION
              (Exact name of registrant as specified in its charter)

               Delaware                                    13-0612970
(State or other jurisdiction of            (I.R.S. Employer Identification No.)
 incorporation or organization)

1200 Wall Street West, Lyndhurst, New Jersey                          07071
 (Address of Principal Executive Offices)                          (Zip Code)


                            CURTISS-WRIGHT CORPORATION
                          1995 LONG-TERM INCENTIVE PLAN
                               (Full title of Plan)

                                 Stephen R. Bosin
                            Associate General Counsel
                              1200 Wall Street West
                           Lyndhurst, New Jersey 07071
                       (Name, address of agent for service)

                                  (201) 896-8396
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE
                        =================================
                                       Proposed Maximum
                               -------------------------------
Title of Shares  Amount to be  Offering Price  Aggregate       Amount of
to be Registered Registered    Per Share*      Offering Price* Registration Fee
---------------- ------------  --------------  --------------  ----------------
Common Stock       500,000     $   48.125      $24,062,500     $ 8,297.00
 and options

 * Estimated solely for the purpose of calculating the registration fee on the basis of the closing sale price per share on the New York Stock Exchange on December 14, 1995.
There are 9 pages in this document.  The index to Exhibits is on page 7.
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                                     PART II
                      INFORMATION NOT REQUIRED IN PROSPECTUS

Item 3.  Incorporation of Documents by Reference

     The following documents filed by Curtiss-Wright Corporation (the "Corporation" or the "Registrant") with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

 (a) Registrant's annual report on Form 10-K for the fiscal year ended December 31, 1994;
 (b) Registrant's quarterly reports on Form 10-Q for the quarterly periods ended March 31, June 30, and September 30, 1995;
 (c)  Registrant's proxy statement dated March 13, 1995; and
 (d) The description of the Corporation's Common Stock, $1.00 par value, contained in the Corporation's filing under Rule 424(c) on October 29, 1982 under Registration No. 2-64427.

     In addition, all documents subsequently filed by the Corporation pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into Registration Statement and to be a part thereof from the date of filing of such documents.

Item 4.  Description of Securities
     Not applicable.

Item 5.  Interest of Named Experts and Counsel
     Not applicable.

Item 6.  Indemnification of Directors and Officers

     Registrant's indemnification obligations are governed by Article 8 of Registrant's Restated Certificate of Incorporation (incorporated by reference to Exhibit 3(a) to Registrant's quarterly report on Form 10-Q for the quarterly period ended June 30, 1987) and by Section 145 of the Delaware General Corporation Law which provides as follows:

 (a) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.
 The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.
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 (b)  A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

 (c) To the extent that a director, officer, employee or agent of a corpor-ation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

 (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

 (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

 (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.
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 (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.

 (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

 (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

 (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.
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Item 7.  Exemption from Registration Claimed
     Not applicable.

Item 8.  Exhibits

  Exhibit No.                     Description of Document
  -----------    ----------------------------------------------------------
    4.1          Curtiss-Wright Corporation 1995 Long-Term Incentive Plan
                 (incorporated by reference to plan description set forth in Registrant's proxy statement dated March 13, 1995).
    5.1          Opinion of Stephen R. Bosin, Esq.
   23.1          Consent of Stephen R. Bosin, Esq.
   23.1          Consent of Price Waterhouse LLP

Item 9.  Undertakings

 (a)  The undersigned Registrant hereby undertakes:

   (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registrant statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

   (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registra-tion statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   (b) The undersigned registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question as to whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
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                                    SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the registrant, Curtiss-Wright Corporation, certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Lyndhurst, State of New Jersey, on December 14, 1995.

                              CURTISS-WRIGHT CORPORATION

                              By:s/DAVID LASKY
                                   DAVID LASKY
                                   CHAIRMAN AND PRESIDENT

  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated:

Date:     December 14, 1995        By: s/Robert A. Bosi
                                         Robert A. Bosi
                                         VicePresident-Finance

Date:     December 14, 1995        By: s/Kenneth P. Slezak
                                         Kenneth P. Slezak
                                         Controller

Date:     December 14, 1995        By: s/Thomas R. Berner
                                         Thomas R. Berner
                                         Director

Date:                              By:
                                         John S. Bull
                                         Director

Date:     December 14, 1995        By: s/James B. Busey IV
                                         James B. Busey IV
                                         Director

Date:     December 14, 1995        By: s/David Lasky
                                         David Lasky
                                         Director

Date:     December 14, 1995        By: s/William W. Sihler
                                         William W. Sihler
                                         Director

Date:     December 14, 1995        By: s/J. McLain Stewart
                                         J. McLain Stewart
                                         Director
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                                  EXHIBIT  INDEX
                             ========================
                                                            Page
                                                            ----
Exhibit 5.1         Opinion of Stephen R. Bosin               7

Exhibit 23.1        Consent of Stephen R. Bosin               7

Exhibit 23.1        Consent of Price Waterhouse LLP           8